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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form N-1A) and related prospectus of SBL Fund and to the incorporation by reference of our report dated January 26, 1996, with respect to the financial statements of SBL Fund included in its Annual Report to Shareholders for the year ended December 31, 1995.


                                                        Ernst & Young LLP

                                                        Ernst & Young LLP

Kansas City, Missouri
February 5, 1997